SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

(Amendment No. 1)

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: April 11, 2008

GREEN GLOBE INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31974	13-4171971
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

29970 Technology Drive, Suite 203, Murrieta, CA 92563

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 677-6735

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a) On April 11, 2008, Green Globe International, Inc. (the “Company”) dismissed Chisholm, Bierwolf & Nilson, LLC as independent auditors for the Company. The decision to dismiss Chisholm, Bierwolf & Nilson, LLC and to seek new independent auditors was approved by the Company’s Board of Directors.

The reports of Chisholm, Bierwolf & Nilson, LLC on the Company’s financial statements for the fiscal years ended December 31, 2007 and 2006 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits of the Company’s financial statements for the fiscal years ended December 31, 2007 and 2006 and from December 31, 2007 through April 11, 2008, (1) there were no disagreements with Chisholm, Bierwolf & Nilson, LLC on any matter of accounting principles or practices, financial statement disclosure or auditing scope and procedure which, if not resolved to the satisfaction of Chisholm, Bierwolf & Nilson, LLC, would have caused Chisholm, Bierwolf & Nilson, LLC to make reference to the matter in its report and (2) there were no “reportable events” as that term is defined in Item 304 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (“Item 304”).

(b) On April 11, 2008, the Company engaged Gruber & Company, LLC as the Company's independent accountant to audit the Company’s financial statements and to perform reviews of interim financial statements.  During the fiscal years ended December 31, 2007 and 2006 and from December 31, 2007 through April 11, 2008 neither the Company nor anyone acting on its behalf consulted with Gruber & Company, LLC regarding (i) either the application of any accounting principles to a specific completed or contemplated transaction of the Company, or the type of audit opinion that might be rendered by Gruber & Company, LLC on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement with Chisholm, Bierwolf & Nilson, LLC or a reportable event with respect to Chisholm, Bierwolf & Nilson, LLC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Document	Location
16.1	Letter dated April 18, 2008, from Chisholm, Bierwolf & Nilson, LLC to the Securities and Exchange Commission.	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN GLOBE INTERNATIONAL, INC.

April 21, 2008	/s/ Steven Peacock
Date	Steven Peacock Interim President and Chief Executive Officer